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                                                                    Exhibit 21.0

                             SUN MICROSYSTEMS, INC.
                              List of Subsidiaries

Beduin Nova Scotia Company
Belle Gate Investment B.V.
Dakota Scientific Software, Inc.
Diba, Inc.
ed learning systems, inc.
e-tech, inc.
Forte Software Canada Ltd.
Forte Software France S.A.R.L.
Forte Software GmbH
Forte Software, Inc.
Forte Software Limited
Forte Software Nederland B.V.
Forte Software Pty. Ltd.
Forte Software SA
Forte Software (Switzerland) Ltd.
Gridware, Inc.
Innosoft International, Inc.
Integrity Arts, Inc.
i-Planet, Inc.
JCP Computer Services Limited
Lighthouse Design, Ltd.
Lighthouse Design R&D Corporation
MAXSTRAT Corporation
NetBeans Ceska Republika, a.s.
NetDynamics Europe Limited
NetDynamics International, Inc.
Sarrus Software, Inc.
Solaris Assurance, Inc.
Solaris Corporation
Solaris Indemnity, Ltd.
Star Division Corporation
Star Office GmbH
Sun Microsystems AB
Sun Microsystems AO
Sun Microsystems AS
Sun Microsystems Australia Pty. Ltd.
Sun Microsystems (Barbados), Ltd.
Sun Microsystems Belgium N.V./S.A.
Sun Microsystems Benelux B.V.
Sun Microsystems Bilgisayar Sistemleri Limited Sirketi
Sun Microsystems Capital Investments Plc
Sun Microsystems (China) Co., Ltd.

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Sun Microsystems China Ltd.
Sun Microsystems Czech s.r.o.
Sun Microsystems Danmark A/S
Sun Microsystems de Argentina S.A.
Sun Microsystems de Chile S.A.
Sun Microsystems de Colombia, S.A.
Sun Microsystems de Mexico, S.A. de C.V.
Sun Microsystems de Venezuela, S.A.
Sun Microsystems Distributions International, Inc.
Sun Microsystems do Brasil Industria e Comercio Ltda.
Sun Microsystems (Egypt) LLC
Sun Microsystems Europe Properties B.V.
Sun Microsystems Europe Properties, Inc.
Sun Microsystems Federal, Inc.
Sun Microsystems France S.A.
Sun Microsystems Ges.m.b.H.
Sun Microsystems GmbH
Sun Microsystems (Hellas) S.A.
Sun Microsystems Holdings Limited
Sun Microsystems Hungary Computing Limited Liability Company
Sun Microsystems Iberica, S.A.
Sun Microsystems India Private Limited
Sun Microsystems Intercontinental Operations
Sun Microsystems International B.V.
Sun Microsystems International Holding B.V.
Sun Microsystems International Holding S.a.r.l.
Sun Microsystems International, Inc.
Sun Microsystems Ireland Limited
Sun Microsystems Israel Ltd.
Sun Microsystems Italia S.p.A.
Sun Microsystems K.K.
Sun Microsystems Korea, Ltd.
Sun Microsystems Limited
Sun Microsystems LLC
Sun Microsystems Malaysia Sdn. Bhd.
Sun Microsystems Management Services Corporation
Sun Microsystems (Middle East) B.V.
Sun Microsystems Nederland B.V.
Sun Microsystems (NZ) Limited
Sun Microsystems of California, Inc.
Sun Microsystems of California Limited
Sun Microsystems of Canada Inc.
Sun Microsystems Oy
Sun Microsystems Poland Sp.z.o.o.
Sun Microsystems (Portugal) - Tecnicas de Informatica,
     Sociedade Unipessoal, Limitada

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Sun Microsystems Products, Ltd.
Sun Microsystems Properties, Inc.
Sun Microsystems Pte. Ltd.
Sun Microsystems Risk Management, Inc.
Sun Microsystems (Schweiz) A.G.
Sun Microsystems Scotland B.V.
Sun Microsystems Scotland LP
Sun Microsystems Slovakia, s.r.o.
Sun Microsystems (South Africa) (Pty) Limited
Sun Microsystems Superannuation Nominees Pty. Ltd.
Sun Microsystems Taiwan Limited
Sun Microsystems Technology Ltd.
Sun Microsystems Technology Pty. Ltd.
Sun Microsystems (Thailand) Limited
Sun Microsystems (U.A.E.) Ltd.
SunSoft, Inc.
SunSoft International, Inc.
Sun TSI Subsidiary, Inc.
Trustbase Limited